EXHIBIT 23.3

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                              dated October 3, 2002

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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2002, February 22, 2002 and March 1, 2002, with respect to the financial statements of Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.), Prime Care Two, LLC and Prime Care Eight, LLC, respectively, included in the Form S-11 Registration Statement of CNL Retirement Properties, Inc.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Ernst & Young LLP

Indianapolis, Indiana
October 3, 2002